1


             U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               RANES INTERNATIONAL HOLDINGS, INC.
    (Previously known as Bio Fluorescent  Technologies, Inc.)
     (Exact name of registrant as specified in its charter)

                    Nevada                  87-0485320
       (State of Incorporation)      (I.R.S. Employer ID No.)

          6400 East Jackrabbit Road, Paradise Valley, Arizona 85253
                (Address of Principal Executive Offices)    (Zip Code)

 Retainer Stock Plan for Non-Employee Directors and Consultants
                    (Full title of the Plan)

 Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las
                       Vegas, Nevada 89102
             (Name and address of agent for service)

                         (702) 732-2253
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE




 Title of     Amount to     Proposed     Proposed     Amount of
Securities        be        Maximum     Aggregate    Registration
   to be      Registered    Offering     Offering        Fee
Registered                 Price Per      Price
                           Share (3)

 Common        300,000       $0.33       $100,000    $27.80
Stock

  Common       300,000       $3.00       $900,000      $250.20
 Stock(1)

  Common       300,000       $4.00      $1,200,000     $333.60
 Stock(2)


(1) These shares are represented by a one year warrant to purchase 300,000 shares at an exercise price of $3.00 per Share.

(2) These shares are represented by a two year warrant to purchase 300,000 shares at an exercise price of $4.00 per Share.

(3) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering Price per Share is established pursuant to a Consulting Agreement and Plan of Compensation, set forth in Exhibit 4.2 to this Form S-8 (see Exhibit Index on page 5).
                             Part I
      Information Required in the Section 10(a) Prospectus

Item 1.   Plan Information.

     See Item 2 below.

Item 2.   Registrant Information and Employee Plan Annual
Information.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                             Part II
       Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

     The following are hereby incorporated by reference:

          (a) The registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration documents referred to in (a) above.

          (c) The description of the registrant's capital stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the registrant.

Item 6. Indemnification of Directors and Officers.

     Article VIII of the registrant's bylaws eliminates the personal liability of directors of the registrant to the registrant and its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The   By-laws  also  provide  for  indemnification  of   the
directors and officers of the registrant in most cases for any liability suffered by them or arising out of their activities as directors and officers of the Registrant if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

     (a)  (1) To file, during any period in which offers or sales
     are   being  made,  a  post-effective  amendment   to   this
     registration statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

     (h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on February 23, 1999.

                              RANES INTERNATIONAL HOLDINGS, INC.



                              By:  /s/ Jan Olivier
                              Jan Olivier, President

                    Special Power of Attorney

     The undersigned constitute and appoint Jan Olivier their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:





    Signature                 Title                    Date

/s/ Jan Olivier    President, CEO, Director       February 24, 1999
Jan Olivier


/s/ Dr. Claus W.  Secretary, Treasurer           February 24, 1999
 Bartak           (Principal Financial and
Dr. Claus W.      Accounting Officer), Director
 Bartak


/s/ Ray A.        Vice President,                 February 25, 1999
Triphahn          Assistant Secretary,
Ray A. Triphahn   Director





                          EXHIBIT INDEX





Exhibit                     Description                    Method
Number                                                     of
                                                           Filing

4.1       Retainer Stock Plan for Non-Employee Directors   See
          and Consultants                                  Below

4.2       Consulting Agreement and Plan of Compensation    See
                                                           Below

5, 24.1   Opinion Re: Legality; Consent of  Counsel        See
                                                           Below

24.2      Consent of Accountants                           See
                                                           Below

25        Special Power of Attorney                        See
                                                           Signature
                                                           Page
